JPMorgan Chase Financial Company LLC Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement Nos. 333 - 236659 and 333 - 236659 - 01 Dated July 15, 2022 2.5y NDX Buffered PLUS This document provides a summary of the terms of the Buffered PLUS . Investors must carefully review the accompanying preliminary pricing supplement referenced below, product supplement, underlying supplement, prospectus supplement and prospectus and the “Risk Considerations” on the followi

JPMorgan Chase Financial Company LLC Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement Nos. 333-236659 and 333-236659-01 Dated July 15, 2022 2.5y NDX Buffered PLUS This document provides a summary of the terms of the Buffered PLUS. Investors must carefully review the accompanying preliminary pricing supplement referenced below, product supplement, underlying supplement, prospectus supplement and prospectus and the “Risk Considerations” on the following page, prior to making an investment decision. SUMMARY TERMS Issuer: JPMorgan Chase Financial Company LLC (“JPMorgan Financial”) Guarantor: JPMorgan Chase & Co. Underlying index: NASDAQ-100 Index® (Bloomberg ticker: NDX Index) Payment at maturity: If the final index value is greater than the initial index value, for each $10 stated principal amount Buffered PLUS, $10 + leveraged upside payment In no event will the payment at maturity exceed the maximum payment at maturity. If the final index value is equal to the initial index value or is less than the initial index value but has decreased from the initial index value by an amount less than or equal to the buffer amount of 10.00%, for each $10 stated principal amount Buffered PLUS, $10 If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 10.00%, for each $10 stated principal amount Buffered PLUS, ($10 × index performance factor) + $1.00 This amount will be less than the stated principal amount of $10 per Buffered PLUS. Leveraged upside payment: $10 × leverage factor × index percent increase Index percent increase: (final index value – initial index value) / initial index value Initial index value: The closing level of the underlying index on the pricing date Final index value: The closing level of the underlying index on the valuation date Leverage factor: 200% Buffer amount: 10.00% Index performance factor: final index value / initial index value Maximum payment at maturity: At least $13.35 (at least 133.50% of the stated principal amount) per Buffered PLUS Minimum payment at maturity: $1.00 per Buffered PLUS (10.00% of the stated principal amount) Stated principal amount: final index value / initial index value Issue price: $10 per Buffered PLUS Pricing date: Expected to be July 29, 2022 Original issue date (settlement date): 3 business days after the pricing date Valuation date†: January 31, 2025 Maturity date†: February 5, 2025 CUSIP / ISIN: 48133E173 / US48133E1736 Preliminary pricing supplement: http://www.sec.gov/Archives/edgar/data/0001665650/0001829126220143 67/jpm_424b2.htm †Subject to postponement The estimated value of the Buffered PLUS on the pricing date will be provided in the pricing supplement and will not be less than $9.20 per $10 stated principal amount Buffered PLUS. For information about the estimated value of the Buffered PLUS, which likely will be lower than the price you paid for the Buffered PLUS, please see the hyperlink above. Any payment on the Buffered PLUS is subject to the credit risk of JPMorgan Financial as issuer of the Buffered PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the Buffered PLUS. Change in Underlying Index Return on the Buffered PLUS* 50.00% 33.50% 40.00% 33.50% 30.00% 33.50% 20.00% 33.50% 16.75% 33.50% 10.00% 20.00% 5.00% 10.00% 1.00% 2.00% 0.00% 0.00% -5.00% 0.00% -10.00% 0.00% -20.00% -10.00% -30.00% -20.00% -40.00% -30.00% -50.00% -40.00% -60.00% -50.00% -80.00% -70.00% -100.00% -90.00% *Assumes a maximum payment at maturity of 133.50% of the stated principal amount ng page, prior to making an investment decision . SUMMARY TERMS Issuer: JPMorgan Chase Financial Company LLC (“JPMorgan Financial”) Guarantor: JPMorgan Chase & Co. Underlying index: NASDAQ - 100 Index ® (Bloomberg ticker: NDX Index) Payment at maturity: If the final index value is greater than the initial index value, for each $10 stated principal amount Buffered PLUS, $10 + leveraged upside payment In no event will the payment at maturity exceed the maximum payment at maturity. If the final index value is equal to the initial index value or is less than the initial index value but has decreased from the initial index value by an amount less than or equal to the buffer amount of 10.00%, for each $10 stated principal amount Buffered PLUS, $10 If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 10.00%, for each $10 stated principal amount Buffered PLUS, ($10 î index performance factor) + $1.00 This amount will be less than the stated principal amount of $10 per Buffered PLUS. Leveraged upside payment: $10 î leverage factor î index percent increase Index percent increase: (final index value – initial index value) / initial index value L e v e ra ge fa c to r : 200% Buffer amount: 10.00% Index performance final index value / initial index value at maturity: Buffered PLUS Minimum payment $1.00 per Buffered PLUS (10.00% of the stated principal amount) at maturity: Issue price: $10 per Buffered PLUS Pricing date: Expected to be July 29, 2022 Original issue date 3 business days after the pricing date CUSIP / ISIN: 48133E173 / US48133E1736 Preliminary pricing http://www.sec.gov/Archives/edgar/data/0001665650/0001829126220143 supplement: 67/jpm_424b2.htm † Subject to postponement The estimated value of the Buffered PLUS on the pricing date will be provided in the pricing supplement and will not be less than $9.20 per $10 stated principal amount Buffered PLUS. For information about the estimated value of the Buffered PLUS, which likely will be lower than the price you paid for the Buffered PLUS, please see the hyperlink above. Any payment on the Buffered PLUS is subject to the credit risk of JPMorgan Financial as issuer of the Buffered PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the Buffered PLUS. Initial index value: The closing level of the underlying index on the pricing date Change in Underlying Index Return on the Buffered PLUS* Final index value: The closing level of the underlying index on the valuation date 50.00% 33.50% 40.00% 33.50% 30.00% 33.50% factor: 20.00% 33.50% Maximum payment At least $13.35 (at least 133.50% of the stated principal amount) per 16.75% 33.50% 10.00% 5.00% 20.00% 10.00% Stated principal final index value / initial index value 1.00% 2.00% amount: 0.00% 0.00% - 5.00% - 10.00% 0.00% 0.00% (settlement date): - 20.0 0% - 10.0 0 % Valuation date † : January 31, 2025 - 30.0 0% - 20.0 0 % Maturity date † : February 5, 2025 - 40.0 0% - 30.0 0% - 50.0 0% - 40.0 0% - 60.0 0% - 50.0 0% - 80.0 0% - 70.0 0% - 100.00% - 90.00% *Assumes a maximum payment at maturity of 133.50% of the stated principal amount

JPMorgan Chase Financial Company LLC 2.5y NDX Buffered PLUS Underlying Index For more information about the underlying index, including historical performance information, see the accompanying prelimina ry pricing supplement. Risk Considerations The risks identified below are not exhaustive. Please see “Risk Factors” in the accompanying prospectus supplement, product supplement, underlying supplement and preliminary pricing supplement for additional information. Risks Relating to

JPMorgan Chase Financial Company LLC 2.5y NDX Buffered PLUS SEC Legend: JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co. have filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, underlying supplement and preliminary pricing supplement if you so request by calling toll-free 1-866-535-9248. Underlying Index For more information about the underlying index, including historical performance information, see the accompanying preliminary pricing supplement. Risk Considerations The risks identified below are not exhaustive. Please see “Risk Factors” in the accompanying prospectus supplement, product supplement, underlying supplement and preliminary pricing supplement for additional information. Risks Relating to the Buffered PLUS Generally  Buffered PLUS do not pay interest and you could lose up to 90.00% of your principal at maturity.  The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity.  The Buffered PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS.  As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets.  Secondary trading may be limited.  The final terms and estimated valuation of the Buffered PLUS will be provided in the pricing supplement.  The tax consequences of an investment in the Buffered PLUS are uncertain. Risks Relating to Conflicts of Interest  Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Buffered PLUS and other affiliates of the issuer may be different from those of investors.  Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Buffered PLUS. Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS  The estimated value of the Buffered PLUS will be lower than the original issue price (price to public) of the Buffered PLUS.  The estimated value of the Buffered PLUS does not represent future values of the Buffered PLUS and may differ from others’ estimates.  The estimated value of the Buffered PLUS is derived by reference to an internal funding rate.  The value of the Buffered PLUS as published by J.P. Morgan Securities LLC (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Buffered PLUS for a limited time period.  Secondary market prices of the Buffered PLUS will likely be lower than the original issue price of the Buffered PLUS.  Secondary market prices of the Buffered PLUS will be impacted by many economic and market factors. Risks Relating to the Underlying Index  The Buffered PLUS are subject to risks associated with securities issued by non-U.S. companies.  Investing in the Buffered PLUS is not equivalent to investing in the underlying index.  Adjustments to the underlying index could adversely affect the value of the Buffered PLUS.  Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the Buffered PLUS. Tax Considerations You should review carefully the discussion in the accompanying preliminary pricing supplement under “Additional Information about the Buffered PLUS — Tax considerations” concerning the U.S. federal income tax consequences of an investment in the Buffered PLUS, and you should consult your tax adviser.

the Buffered PLUS Generally ▪ Buffered PLUS do not pay interest and you could lose up to 90.00% of your principal at maturity. ▪ The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity. ▪ The Buffered PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. ▪ As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. ▪ Secondary trading may be limited. ▪ The final terms and estimated valuation of the Buffered PLUS will be provided in the pricing supplement. ▪ The tax consequences of an investment in the Buffered PLUS are uncertain. Risks Relating to Conflicts of Interest ▪ Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Buffered PLUS and ot her affiliates of the issuer may be different from those of investors. ▪ Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Buffered PLUS. Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS ▪ The estimated value of the Buffered PLUS will be lower than the original issue price (price to public) of the Buffered PLUS . ▪ The estimated value of the Buffered PLUS does not represent future values of the Buffered PLUS and may differ from others’ estimates. ▪ The estimated value of the Buffered PLUS is derived by reference to an internal funding rate. ▪ The value of the Buffered PLUS as published by J.P. Morgan Securities LLC (and which may be reflected on customer account statements) may be higher than the then - current estimated value of the Buffered PLUS for a limited time period . ▪ Secondary market prices of the Buffered PLUS will likely be lower than the original issue price of the Buffered PLUS . ▪ Secondary market prices of the Buffered PLUS will be impacted by many economic and market factors. Risks Relating to the Underlying Index ▪ The Buffered PLUS are subject to risks associated with securities issued by non - U.S. companies. ▪ Investing in the Buffered PLUS is not equivalent to investing in the underlying index. ▪ Adjustments to the underlying index could adversely affect the value of the Buffered PLUS. ▪ Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the Buffered PLUS. Tax Considerations You should review carefully the discussion in the accompanying preliminary pricing supplement under “Additional Information about the Buffered PLUS — Tax considerations” concerning the U.S. federal income tax consequences of an investment in the Buffered PLUS, and you should consult your tax adviser. SEC Legend: JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co. have filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other doc uments relating to this offering that JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus s upp lement as well as any product supplement, underlying supplement and preliminary pricing supplement if you so request by calling toll - free 1 - 866 - 535 - 9248.